Howard Hughes Holdings Inc. Supplemental Information Three Months Ended September 30, 2024 NYSE: HHH Exhibit 99.2

HOWARD HUGHES 2 Cautionary StatementsCautionary Statements Forward-Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” "will," “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (SEC) on February 27, 2024. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO), and net operating income (NOI). Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income from continuing operations calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities, and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets segment because it provides a performance measure that reflects the revenues and expenses directly associated with owning and operating real estate properties. This amount is presented as Operating Assets NOI throughout this document. Total Operating Assets NOI represents NOI as defined above with the addition of our share of NOI from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factors such as rental and occupancy rates, tenant mix, and operating costs have on our operating results, gross margins, and investment returns. While FFO, Core FFO, AFFO, and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO, and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO, and NOI may not be comparable to FFO, Core FFO, AFFO, and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO, and AFFO, as well as a reconciliation of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers, and certain shareholders on Forms 3, 4, and 5.

3 Table of Contents Table of Contents FINANCIAL OVERVIEW Definitions 4 Company Profile 5 Financial Summary 7 Balance Sheets 9 Statements of Operations 10 OPERATING PORTFOLIO PERFORMANCE Same Store Metrics 11 NOI by Region 13 Stabilized Properties 15 Unstabilized Properties 17 Under Construction Properties 18 OTHER PORTFOLIO METRICS Completed Condominiums 19 Under Construction Condominiums 20 Predevelopment Condominiums 21 Summary of Remaining Development Costs 22 Portfolio Key Metrics 23 MPC Performance 24 MPC Land 25 MPC Land Appreciation 26 Lease Expirations 27 Debt Summary 28 Reconciliations of Non-GAAP Measures 30

HOWARD HUGHES 4 Stabilized - Properties in the Operating Assets segment that have reached 90% occupancy or have been in service for 36 months or more, whichever occurs first. If an office, retail, or multi-family property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets segment that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments segment for which construction has commenced as of September 30, 2024, unless otherwise noted. This excludes Master Planned Community (MPC) and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factor, such as lease structure, lease rates, and tenant bases, have on our operating results, gross margins, and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets segment because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. This amount is presented as Operating Assets NOI throughout this document. In-Place NOI - We define In-Place NOI as forecasted current year NOI, excluding certain items affecting comparability to Estimated Stabilized NOI, such as non-recurring items and other items not indicative of stabilized operations, for all properties included in the Operating Assets segment as of the end of the current period. Total Operating Assets NOI - This term represents NOI as defined above with the addition of our share of NOI from unconsolidated ventures. Estimated Stabilized NOI - Estimated Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s In-Place NOI is compared to its Estimated Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Estimated Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets segment are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI from unconsolidated ventures and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties, and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. DefinitionsDefinitions

Company Profile - Summary & Results

NYSE: HHH Q3 2024 Company Performance	
Diluted Earnings / Share	$ 1.95
FFO / Diluted Share	$ 3.57
Core FFO / Diluted Share	$ 4.01
AFFO / Diluted Share	$ 3.77

Q3 2024 Performance Highlights



Office
49%
Operating
Assets
NOI
$64.8M
Multi-family
29%
Other
3%
Retail
19%



Bridgeland
14%
MPC EBT
$144.8M
Summerlin
83%
The Woodlands/
Woodlands Hills
3%



Kalae
4%
The Park
Ward Village
10%
Ritz-Carlton
Residences
17%
Condos
Contracted
29 units
The Launiu
69%

MPC Land Sales Metrics

	Acres Closed in Current Quarter		Land Sales Revenue (a)		Gross Margin	
$ in thousands	Residential	Commercial	Residential	Commercial	Residential	Commercial
Bridgeland	46.2	—	$ 26,941	$ 1,370	58.8 %	— %
Summerlin	129.2	—	162,781	—	63.7 %	— %
The Woodlands	—	—	—	16	— %	— %
The Woodlands Hills	15.3	—	7,130	1	62.1 %	— %
Total	**190.7**	**—**	**$ 196,852**	**$ 1,387**		

(a) Land Sales Revenue includes deferred revenue from land sales closed in a previous period that met criteria for recognition in the current period and excludes amounts deferred from current period land sales that do not yet meet the recognition criteria.

SEG Spinoff Discontinued Operations Presentation

On July 31, 2024, the spinoff of Seaport Entertainment Group Inc. (SEG) was completed. The spinoff included all assets previously included in the Company's Seaport segment and The Las Vegas Aviators and the Las Vegas Ballpark, which were previously included in the Operating Assets segment. The results of SEG are presented as discontinued operations in the Statements of Operations and, as such, have been excluded from both continuing operations and segment results for all periods presented. Further, the Company reclassified the assets and liabilities of SEG as assets and liabilities of discontinued operations in the Balance Sheets. All other current and prior period disclosures are presented on a continuing operations basis, unless otherwise noted.

HOWARD HUGHES

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HOWARD HUGHES 6 Office 9% Multi- family 52% Retail 39% Office 39%Multi- family 61% Office 49% Multi- family 27% Retail 20% Other 4% Office 53%Multi- family 22% Retail 21% Other 4% Office 46%Multi- family 48% Retail 6% Q3 2024 Path to Estimated Stabilized NOI Currently Under Construction Currently Unstabilized Currently Stabilized Total Estimated Stabilized NOI $41.4M Estimated Stabilized NOI $294.1M Estimated Stabilized NOI $354.5M Office 50% Multi-family 27% Retail 21% Other 2% Office 49% Multi-family 29% Retail 19% Other 3% See page 4 for definitions of Under Construction, Unstabilized, Stabilized, and Net Operating Income (NOI). Q3 '24 Actual NOI $61.1M Q3 '24 Actual NOI $3.7M Q3 '24 Actual NOI $64.8M Estimated Stabilized NOI $19.1M Retail Sq. Ft. 188,100 Retail Sq. Ft. 80,777 Retail Sq. Ft. 2,197,744 Retail Sq. Ft. 2,466,621 Office Sq. Ft. 49,501 Office Sq. Ft. 640,643 Office Sq. Ft. 6,258,743 Office Sq. Ft. 6,948,887 Other Sq. Ft. 53,863 Other Sq. Ft. — Other Sq. Ft. 135,801 Other Sq. Ft. 189,664 Multi-family Units 268 Multi-family Units 1,029 Multi-family Units 4,558 Multi-family Units 5,855 Q3 2024 Operating Results by Property Type Currently Unstabilized Currently Stabilized Total Company Profile - Summary & Results (cont.)

Financial Summary

thousands except share price and billions	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	YTD Q3 2024	YTD Q3 2023
Company Profile							
Share price (a)	$ 77.43	$ 64.82	$ 72.62	$ 85.55	$ 74.13	$ 77.43	$ 74.13
Market Capitalization (b)	$3.9b	$3.2b	$3.6b	$4.3b	$3.7b	$3.8b	$3.7b
Enterprise Value (c)	$8.8b	$8.2b	$8.4b	$8.8b	$8.3b	$8.8b	$8.3b
Weighted avg. shares - basic	49,697	49,687	49,663	49,618	49,616	49,682	49,551
Weighted avg. shares - diluted	49,762	49,725	49,663	49,681	49,669	49,720	49,599
Debt Summary							
Total debt payable (d)	$5,338,119	$5,399,296	$5,279,945	$5,194,620	$5,088,628	$5,338,119	$5,088,628
Fixed-rate debt	$3,680,904	$3,674,758	$3,554,896	$3,558,132	$3,554,054	$3,680,904	$3,554,054
Weighted avg. rate - fixed	4.68 %	4.67 %	4.58 %	4.58 %	4.55 %	4.68 %	4.55 %
Variable-rate debt, excluding condominium financing	$1,078,503	$1,246,444	$1,347,654	$1,329,084	$1,336,384	$1,078,503	$1,336,384
Weighted avg. rate - variable (e)	7.95 %	7.99 %	7.85 %	7.80 %	7.69 %	7.95 %	7.69 %
Condominium debt outstanding at end of period	$ 578,712	$ 478,094	$ 377,395	$ 307,404	$ 198,190	$ 578,712	$ 198,190
Weighted avg. rate - condominium financing	9.36 %	9.66 %	9.66 %	9.74 %	9.91 %	9.36 %	9.91 %
Leverage ratio (debt to enterprise value)	60.10 %	65.23 %	61.98 %	58.27 %	60.70 %	60.12 %	60.73 %
General and Administrative							
General and administrative (G&A) (f)	$ 24,862	$ 22,356	$ 21,712	$ 21,300	$ 21,601	$ 68,930	$ 65,371
Less: Non-cash stock compensation	(2,911)	(2,123)	(1,841)	(1,725)	(1,699)	(6,875)	(6,748)
Cash G&A (g)	$ 21,951	$ 20,233	$ 19,871	$ 19,575	$ 19,902	$ 62,055	$ 58,623

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times diluted weighted average shares.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes, and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs.
(e) Includes the impact of interest rate derivatives.
(f) G&A expenses of approximately $32.9 million incurred during 2024 to complete the spinoff of Seaport Entertainment are now excluded from this line and reflected in discontinued operations.
(g) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.

HOWARD HUGHES

7

Financial Summary (cont.)

thousands	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	YTD Q3 2024	YTD Q3 2023
Segment Metrics							
Operating Assets							
Operating Assets NOI	$ 62,848	$ 63,343	$ 60,353	$ 54,351	$ 57,841	$ 186,544	$ 176,211
Company's share of NOI from unconsolidated ventures	1,954	2,088	5,222	1,837	2,121	9,264	8,941
Total Operating Assets NOI	$ 64,802	$ 65,431	$ 65,575	$ 56,188	$ 59,962	$ 195,808	$ 185,152
MPC							
MPC Segment EBT	$ 144,752	$ 123,241	$ 24,251	$ 139,323	$ 84,798	$ 292,244	$ 202,096
Condo Gross Profit							
Condominium rights and unit sales	$ 3	$ —	$ 23	$ 792	$ 25,962	$ 26	$ 46,915
Adjusted condominium rights and unit cost of sales (a)(b)	258	—	(861)	973	(22,537)	(603)	(40,264)
Condo adjusted gross profit (c)	$ 261	$ —	$ (838)	$ 1,765	$ 3,425	$ (577)	$ 6,651

(a) Excludes a $3.0 million charge in the first quarter of 2024 and a $16.1 million charge in the second quarter of 2023 related to increases in the estimated costs related to construction defects at the Waiea tower. The sixth and final amendment of resolution of disputes and release agreement was executed during the first quarter of 2024, thereby releasing the Company from any further claims or demands from the Waiea homeowners association arising from or relating to the construction or repair of the condominium project.

(b) Excludes a $12.1 million charge in the third quarter of 2024 related to a settlement agreement reached for the Waiea remediation costs. As part of this settlement agreement, the Company agreed to pay the general contractor $22.0 million, representing the final payment of project costs previously incurred by the general contractor. This amount was paid in September 2024, and as the Company had $9.9 million accrued at December 31, 2023, related to these costs, the difference of $12.1 million was recognized in cost of sales in the current quarter.

(c) The fluctuations in Condo adjusted gross profit are attributed to the timing of condo sales as all of our completed condominiums are sold and the next tower, Victoria Place, is not scheduled for completion until the fourth quarter of 2024.

HOWARD HUGHES

8

HOWARD HUGHES 9 thousands except par values and share amounts (unaudited) September 30, 2024 December 31, 2023 ASSETS Master Planned Communities assets $ 2,491,291 $ 2,445,673 Buildings and equipment 3,794,960 3,649,376 Less: accumulated depreciation (915,279) (829,018) Land 299,406 294,189 Developments 1,705,544 1,169,571 Net investment in real estate 7,375,922 6,729,791 Investments in unconsolidated ventures 177,908 182,799 Cash and cash equivalents 400,728 629,714 Restricted cash 519,998 379,498 Accounts receivable, net 101,284 101,373 Municipal Utility District receivables, net 461,985 550,884 Deferred expenses, net 152,626 138,182 Operating lease right-of-use assets 5,948 5,463 Other assets, net 242,189 244,027 Assets of discontinued operations — 615,272 Total assets $ 9,438,588 $ 9,577,003 LIABILITIES Mortgages, notes, and loans payable, net $ 5,298,760 $ 5,146,992 Operating lease obligations 5,764 5,362 Deferred tax liabilities, net 76,898 84,293 Accounts payable and other liabilities 1,376,853 1,054,267 Liabilities of discontinued operations — 227,165 Total liabilities 6,758,275 6,518,079 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,605,697 issued, and 50,132,370 outstanding as of September 30, 2024, 56,495,791 shares issued, and 50,038,014 outstanding as of December 31, 2023 566 565 Additional paid-in capital 3,572,487 3,988,496 Retained earnings (accumulated deficit) (342,311) (383,696) Accumulated other comprehensive income (loss) (1,375) 1,272 Treasury stock, at cost, 6,473,327 shares as of September 30, 2024, and 6,457,777 shares as of December 31, 2023 (614,981) (613,766) Total stockholders' equity 2,614,386 2,992,871 Noncontrolling interests 65,927 66,053 Total equity 2,680,313 3,058,924 Total liabilities and equity $ 9,438,588 $ 9,577,003 Balance Sheets

Statements of Operations

thousands except per share amounts (unaudited)	Q3 2024	Q3 2023	YTD Q3 2024	YTD Q3 2023
REVENUES				
Condominium rights and unit sales	$ 3	$ 25,962	$ 26	$ 46,915
Master Planned Communities land sales	198,239	75,378	385,444	177,045
Rental revenue	108,613	99,978	315,461	290,164
Other land, rental, and property revenues	10,700	11,308	31,105	35,902
Builder price participation	9,592	15,847	35,063	45,763
Total revenues	**327,147**	**228,473**	**767,099**	**595,789**
EXPENSES				
Condominium rights and unit cost of sales	11,833	22,537	15,694	56,390
Master Planned Communities cost of sales	72,582	28,264	143,254	66,134
Operating costs	50,841	51,856	149,412	147,926
Rental property real estate taxes	14,484	14,763	43,799	44,758
Provision for (recovery of) doubtful accounts	190	1,399	327	(1,034)
General and administrative	24,862	21,601	68,930	65,371
Depreciation and amortization	44,088	42,686	134,833	122,217
Other	3,582	2,195	11,268	8,834
Total expenses	**222,462**	**185,301**	**567,517**	**510,596**
OTHER				
Gain (loss) on sale or disposal of real estate and other assets, net	3,165	16,286	7,959	21,000
Other income (loss), net	90,489	(82)	91,870	4,914
Total other	**93,654**	**16,204**	**99,829**	**25,914**
Operating income (loss)	198,339	59,376	299,411	111,107
Interest income	5,341	7,682	19,270	16,766
Interest expense	(43,802)	(39,316)	(122,597)	(112,783)
Gain (loss) on extinguishment of debt	—	—	(198)	—
Loss on sale of MUD receivables	(51,525)	—	(51,525)	—
Equity in earnings (losses) from unconsolidated ventures	(1,630)	15,732	(4,230)	26,461
Income (loss) from continuing operations before income taxes	106,723	43,474	140,131	41,551
Income tax expense (benefit)	10,195	11,410	17,236	10,975
Net income (loss) from continuing operations	96,528	32,064	122,895	30,576
Net income (loss) from discontinued operations, net of taxes	(24,031)	(576,199)	(81,807)	(616,479)
Net income (loss)	72,497	(544,135)	41,088	(585,903)
Net (income) loss attributable to noncontrolling interests	273	(46)	297	(166)
Net income (loss) attributable to common stockholders	**$ 72,770**	**$ (544,181)**	**$ 41,385**	**$ (586,069)**
Basic income (loss) per share — continuing operations	**$ 1.95**	**$ 0.65**	**$ 2.48**	**$ 0.61**
Diluted income (loss) per share — continuing operations	**$ 1.95**	**$ 0.64**	**$ 2.48**	**$ 0.61**

HOWARD HUGHES

10

Same Store NOI - Operating Assets Segment

thousands	Q3 2024	Q3 2023	$ Change	% Change	YTD Q3 2024	YTD Q3 2023	$ Change	% Change
Same Store Office								
Houston, TX	$ 21,283	$ 20,449	$ 834	4 %	$ 63,453	$ 63,426	$ 27	— %
Columbia, MD	5,376	5,572	(196)	(4)%	17,734	17,881	(147)	(1)%
Las Vegas, NV	4,913	3,272	1,641	50 %	14,241	9,368	4,873	52 %
Total Same Store Office	**31,572**	**29,293**	**2,279**	**8 %**	**95,428**	**90,675**	**4,753**	**5 %**
Same Store Retail								
Houston, TX	2,841	2,989	(148)	(5)%	9,208	9,057	151	2 %
Columbia, MD	1,008	660	348	53 %	3,165	1,997	1,168	58 %
Las Vegas, NV	6,008	5,856	152	3 %	17,351	18,113	(762)	(4)%
Honolulu, HI	3,434	3,407	27	1 %	12,708	11,123	1,585	14 %
Total Same Store Retail	**13,291**	**12,912**	**379**	**3 %**	**42,432**	**40,290**	**2,142**	**5 %**
Same Store Multi-family								
Houston, TX	10,335	9,420	915	10 %	29,307	28,231	1,076	4 %
Columbia, MD	3,590	2,854	736	26 %	9,422	5,997	3,425	57 %
Las Vegas, NV	1,691	1,863	(172)	(9)%	5,078	5,604	(526)	(9)%
Company's share of NOI from unconsolidated ventures	1,804	1,906	(102)	(5)%	5,644	5,520	124	2 %
Total Same Store Multi-family	**17,420**	**16,043**	**1,377**	**9 %**	**49,451**	**45,352**	**4,099**	**9 %**
Same Store Other								
Houston, TX	1,289	1,555	(266)	(17)%	3,306	4,728	(1,422)	(30)%
Columbia, MD	17	(3)	20	667 %	444	8	436	5450 %
Las Vegas, NV	369	144	225	156 %	811	444	367	83 %
Honolulu, HI	27	45	(18)	(40)%	121	183	(62)	(34)%
Company's share of NOI from unconsolidated ventures	150	215	(65)	(30)%	3,620	3,421	199	6 %
Total Same Store Other	**1,852**	**1,956**	**(104)**	**(5)%**	**8,302**	**8,784**	**(482)**	**(5)%**
Total Same Store NOI	**64,135**	**60,204**	**3,931**	**7 %**	**195,613**	**185,101**	**10,512**	**6 %**
Non-Same Store NOI	**667**	**(242)**	**909**	**376 %**	**195**	**51**	**144**	**282 %**
Total Operating Assets NOI	**$ 64,802**	**$ 59,962**	**$ 4,840**	**8 %**	**$ 195,808**	**$ 185,152**	**$ 10,656**	**6 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

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HOWARD HUGHES 12 thousands Q3 2024 Q2 2024 Q1 2024 Q4 2023 Q3 2023 Same Store Metrics Stabilized Leasing Percentages Office 88% 89% 88% 88% 87 % Retail 94% 94% 95% 96% 95 % Multi-family 95% 97% 95% 95% 96 % Unstabilized Leasing Percentages Office (a) 92% 92% 90% 90% 77 % Retail 66% 66% 66% 66% 64 % Multi-Family 75% 74% 65% 57% 72 % Same Store NOI Office $ 31,572 $ 33,257 $ 30,599 $ 27,493 $ 29,293 Retail 13,291 14,834 14,307 11,671 12,912 Multi-family 17,420 15,914 16,117 15,457 16,043 Other 1,852 1,498 4,952 2,116 1,956 Total Same Store NOI $ 64,135 $ 65,503 $ 65,975 $ 56,737 $ 60,204 Quarter over Quarter Change in Same Store NOI (2) % (1) % 16% (6) % See page 4 for definitions of Same Store Properties and Same Store NOI. (a) This category currently only includes 1700 Pavilion in Summerlin, which is 88% occupied and nearing stabilization. Same Store Performance - Operating Assets Segment

NOI by Region

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q3 2024 Occupied (b)		Q3 2024 Leased (b)		Q3 2024 Occupied (%) (b)		Q3 2024 Leased (%) (b)		In-Place NOI	Estimated Stabilized NOI	Time to Stabilize (Years) (c)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100%	3,969,487	—	3,467,092	—	3,579,118	—	87 %	— %	90 %	— %	$ 81,900	$ 107,400	—
Office - Columbia	100%	1,753,291	—	1,231,719	—	1,410,400	—	70 %	— %	80 %	— %	19,530	33,520	—
Office - Summerlin	100%	535,965	—	509,140	—	515,266	—	95 %	— %	96 %	— %	14,320	15,680	—
Retail - Houston	100%	352,064	—	321,953	—	325,582	—	91 %	— %	92 %	— %	10,450	12,400	—
Retail - Columbia	100%	101,609	—	101,609	—	101,609	—	100 %	— %	100 %	— %	2,680	2,720	—
Retail - Hawai'i	100%	809,221	—	743,107	—	751,018	—	92 %	— %	93 %	— %	13,590	18,930	—
Retail - Summerlin	100%	803,170	—	752,110	—	766,794	—	94 %	— %	95 %	— %	22,430	26,300	—
Multi-family - Houston (d)	100%	34,386	2,968	30,509	2,747	32,220	2,805	89 %	93 %	94 %	95 %	39,210	40,000	—
Multi-family - Columbia (d)	Various	97,294	1,199	77,658	1,123	87,606	1,153	80 %	94 %	90 %	96 %	16,160	16,870	—
Multi-family - Summerlin	100%	—	391	—	364	—	374	— %	93 %	— %	96 %	6,820	7,650	—
Other (e)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	10,130	12,610	—
Total Stabilized Properties (f)												**$ 237,220**	**$ 294,080**	—
Unstabilized Properties														
Office - Houston	100%	141,763	—	69,653	—	78,111	—	49 %	— %	55 %	— %	$ 540	$ 2,960	2.8
Office - Columbia	100%	85,380	—	—	—	40,908	—	— %	— %	48 %	— %	—	3,200	2.8
Office - Summerlin	100%	413,500	—	232,740	—	245,000	—	56 %	— %	59 %	— %	4,470	12,680	1.8
Retail - Hawai'i	100%	48,170	—	16,956	—	31,840	—	35 %	— %	66 %	— %	740	2,440	1.1
Multi-family - Houston	100%	—	263	—	115	—	129	— %	44 %	— %	49 %	(810)	4,860	1.5
Multi-family - Columbia (d)	100%	32,607	472	9,092	347	22,496	353	28 %	74 %	69 %	75 %	5,550	9,320	1.3
Multi-Family - Summerlin	100%	—	294	—	205	—	219	— %	70 %	— %	74 %	1,730	5,890	2.3
Total Unstabilized Properties												**$ 12,220**	**$ 41,350**	**2.1**

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NOI by Region (cont.)

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q3 2024 Occupied (b)		Q3 2024 Leased (b)		Q3 2024 Occupied (%) (b)		Q3 2024 Leased (%) (b)		In-Place NOI	Estimated Stabilized NOI	Time to Stabilize (Years) (c)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Houston	100 %	49,501	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 1,780	3.8
Retail - Houston	100 %	60,200	—	—	—	—	—	— %	— %	— %	— %	n/a	2,780	3.6
Retail - Hawai'i	100 %	60,900	—	—	—	—	—	— %	— %	— %	— %	n/a	2,800	3.6
Retail - Summerlin	100 %	67,000	—	—	—	—	—	— %	— %	— %	— %	n/a	1,800	2.3
Multi-family - Houston	100 %	—	268	—	—	—	—	— %	— %	— %	— %	n/a	9,890	3.3
Other - Houston	100 %	53,863	—	—	—	—	—	— %	— %	— %	— %	n/a	n/a	n/a
Total Under Construction Properties												**n/a**	**$ 19,050**	**3.4**
Total / Wtd. Avg. for Portfolio												**$ 249,440**	**$ 354,480**	**2.8**

(a) Includes our share of NOI from our unconsolidated ventures.
(b) Occupied and Leased metrics are as of September 30, 2024.
(c) The estimated stabilization date used in the Time to Stabilize calculation for all unstabilized and under construction assets is set at the maximum stabilization period of 36 months from the in-service or expected in-service date. If an Unstabilized property achieves 90% occupancy prior to this date, it will move to Stabilized.
(d) Multi-family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) These assets can be found on page 16 of this presentation.
(f) For Stabilized Properties, the difference between In-Place NOI and Estimated Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.

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Stabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Q3 2024 % Occupied (a)	Q3 2024 % Leased (a)	In-Place NOI (b)	Est. Stabilized NOI (b)
Office							
Columbia Office Properties	Columbia, MD	100 %	67,066	72 %	72 %	$ 830	$ 1,190
One Mall North	Columbia, MD	100 %	99,806	48 %	48 %	310	1,280
6100 Merriweather	Columbia, MD	100 %	326,237	69 %	98 %	4,800	9,200
One Merriweather	Columbia, MD	100 %	209,959	93 %	94 %	5,300	5,820
Two Merriweather	Columbia, MD	100 %	124,639	92 %	92 %	1,570	3,100
Merriweather Row	Columbia, MD	100 %	925,584	65 %	74 %	6,720	12,930
One Hughes Landing	Houston, TX	100 %	200,639	63 %	65 %	2,350	5,200
Two Hughes Landing	Houston, TX	100 %	197,950	81 %	81 %	4,190	5,270
Three Hughes Landing	Houston, TX	100 %	321,649	94 %	94 %	7,110	8,580
1725 Hughes Landing Boulevard	Houston, TX	100 %	339,608	35 %	56 %	(80)	7,430
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,237	100 %	100 %	8,890	8,370
2201 Lake Woodlands Drive	Houston, TX	100 %	22,259	100 %	100 %	480	490
Lakefront North	Houston, TX	100 %	258,058	98 %	98 %	6,630	6,530
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	4,440	4,740
9303 New Trails	Houston, TX	100 %	98,283	42 %	53 %	90	1,530
3831 Technology Forest Drive	Houston, TX	100 %	97,360	100 %	100 %	2,530	2,450
The Woodlands Towers at the Waterway (c)	Houston, TX	100 %	1,395,599	98 %	100 %	35,170	43,510
3 Waterway Square	Houston, TX	100 %	227,617	91 %	91 %	4,240	5,900
4 Waterway Square	Houston, TX	100 %	217,952	90 %	90 %	4,370	5,900
1400 Woodloch Forest	Houston, TX	100 %	94,276	84 %	84 %	1,490	1,500
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,440	4,520
One Summerlin	Las Vegas, NV	100 %	207,292	87 %	90 %	5,910	6,440
Two Summerlin	Las Vegas, NV	100 %	147,139	100 %	100 %	3,970	4,720
Total Office			**6,258,743**			**$ 115,750**	**$ 156,600**
Retail							
Color Burst Park Retail	Columbia, MD	100 %	12,410	100 %	100 %	$ 330	$ 410
Rouse Building	Columbia, MD	100 %	89,199	100 %	100 %	2,350	2,310
Ward Village Retail	Honolulu, HI	100 %	809,221	92 %	93 %	13,590	18,930
Creekside Park West	Houston, TX	100 %	72,976	92 %	93 %	1,670	2,200
Hughes Landing Retail	Houston, TX	100 %	125,709	92 %	92 %	3,950	4,990
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	520	540
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	88 %	92 %	1,660	1,800
20/25 Waterway Avenue	Houston, TX	100 %	51,543	87 %	87 %	1,760	2,000
Waterway Square Retail	Houston, TX	100 %	21,513	100 %	100 %	890	870
Downtown Summerlin (d)	Las Vegas, NV	100 %	803,170	94 %	95 %	22,430	26,300
Total Retail			**2,066,064**			**$ 49,150**	**$ 60,350**

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Stabilized Properties - Operating Assets Segment (cont.)

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q3 2024 % Occupied (a) Rentable Sq. Ft.	Q3 2024 % Occupied (a) Units	Q3 2024 % Leased (a) Rentable Sq. Ft.	Q3 2024 % Leased (a) Units	In-Place NOI (b)	Estimated Stabilized NOI (b)
Multi-family										
Juniper	Columbia, MD	100 %	55,677	382	77 %	96 %	95 %	97 %	$ 8,440	$ 9,160
TEN.m.flats	Columbia, MD	50 %	28,026	437	96 %	93 %	96 %	97 %	4,320	4,250
The Metropolitan	Columbia, MD	50 %	13,591	380	56 %	92 %	56 %	94 %	3,400	3,460
Creekside Park	Houston, TX	100 %	—	292	n/a	92 %	n/a	94 %	2,840	3,000
Creekside Park The Grove	Houston, TX	100 %	—	360	n/a	92 %	n/a	94 %	4,080	4,210
One Lakes Edge	Houston, TX	100 %	22,971	390	83 %	94 %	91 %	95 %	7,280	7,260
Two Lakes Edge	Houston, TX	100 %	11,415	386	100 %	94 %	100 %	96 %	8,400	8,750
Lakeside Row	Houston, TX	100 %	—	312	n/a	94 %	n/a	95 %	3,080	3,090
Millennium Six Pines	Houston, TX	100 %	—	314	n/a	91 %	n/a	96 %	3,730	3,770
Millennium Waterway	Houston, TX	100 %	—	393	n/a	93 %	n/a	94 %	3,870	3,910
Starling at Bridgeland	Houston, TX	100 %	—	358	— %	89 %	— %	93 %	3,290	3,400
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	93 %	n/a	94 %	2,640	2,610
Constellation	Las Vegas, NV	100 %	—	124	n/a	90 %	n/a	94 %	1,960	2,500
Tanager	Las Vegas, NV	100 %	—	267	n/a	94 %	n/a	96 %	4,860	5,150
Total Multi-family (e)			**131,680**	**4,558**					**$ 62,190**	**$ 64,520**
Other										
Houston Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	$ 3,090	$ 3,160
Hughes Landing Daycare	Houston, TX	100 %	10,000	n/a	100 %	n/a	100 %	n/a	200	280
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	250	1,600
The Woodlands Warehouse	Houston, TX	100 %	125,801	n/a	100 %	n/a	100 %	n/a	1,430	1,520
Woodlands Sarofim	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	200	250
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,910	1,900
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	640	590
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	3,240	4,640
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	(830)	(1,330)
Total Other			**135,801**	**—**					**$ 10,130**	**$ 12,610**
Total Stabilized									**$ 237,220**	**$ 294,080**

(a) Occupied and Leased percentages are as of September 30, 2024.
(b) For Stabilized Properties, the difference between In-Place NOI and Estimated Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.
(c) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway.
(d) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 39,700 sq. ft. of office space.
(e) Multi-family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

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Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q3 2024 % Occupied (a) Rentable Sq. Ft.	Q3 2024 % Occupied (a) Units	Q3 2024 % Leased (a) Rentable Sq. Ft.	Q3 2024 % Leased (a) Units	Development Costs Incurred to Date	Total Estimated Development Costs	In-Place NOI	Est. Stabilized NOI (b)	Est. Stab. Date (c)	Est. Stab. Yield
Office														
10285 Lakefront Medical Office (d)	Columbia, MD	100 %	85,380	—	— %	n/a	48 %	n/a	$ 36,660	$ 52,694	$ —	$ 3,200	2027	6 %
Waterway Plaza II (e)	Houston, TX	100 %	141,763	—	49 %	n/a	55 %	n/a	19,349	26,903	540	2,960	2027	11 %
1700 Pavilion	Las Vegas, NV	100 %	265,898	—	88 %	n/a	92 %	n/a	109,972	123,015	4,470	8,380	2025	7 %
Meridian (d)	Las Vegas, NV	100 %	147,602	—	— %	n/a	— %	n/a	35,632	55,459	—	4,300	2027	8 %
Total Office			**640,643**	**—**					**$ 201,613**	**$ 258,071**	**$ 5,010**	**$ 18,840**		
Retail														
'A'ali'i (f)	Honolulu, HI	100 %	11,175	—	81 %	n/a	100 %	n/a	$ —	$ —	$ 330	$ 550	2025	— %
Kō'ula (f)	Honolulu, HI	100 %	36,995	—	21 %	n/a	56 %	n/a	—	—	410	1,890	2025	— %
Total Retail			**48,170**	**—**					**$ —**	**$ —**	**$ 740**	**$ 2,440**		
Multi-family														
Marlow	Columbia, MD	100 %	32,607	472	28 %	74 %	69 %	75 %	$ 122,831	$ 130,490	$ 5,550	$ 9,320	2025	7 %
Wingspan	Houston, TX	100 %	—	263	— %	44 %	— %	49 %	78,342	87,048	(810)	4,860	2026	6 %
Tanager Echo	Las Vegas, NV	100 %	—	294	— %	70 %	— %	74 %	86,311	86,853	1,730	5,890	2026	7 %
Total Multi-Family(g)			**32,607**	**1,029**					**$ 287,484**	**$ 304,391**	**$ 6,470**	**$ 20,070**		
Total Unstabilized									**$ 489,097**	**$ 562,462**	**$ 12,220**	**$ 41,350**		

(a) Occupied and Leased percentages are as of September 30, 2024.
(b) Company estimates of Estimated Stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) The estimated stabilization date for all unstabilized assets is set at the maximum stabilization period of 36 months from the in-service date. If a property achieves 90% occupancy prior to this date, it will move to Stabilized.
(d) Meridian and 10285 Lakefront Medical Office were placed in service in the second quarter of 2024, and are not expected to generate material In-Place NOI for the remainder of 2024, as the properties are still in the tenant build-out and lease-up phase.
(e) Waterway Plaza II was acquired during the second quarter of 2024. Total development costs incurred include acquisition and closing costs and total estimated development costs are inclusive of acquisition, closing, and expected tenant lease-up costs.
(f) Condominium retail development costs incurred to date and total estimated development costs are combined with their respective condominium costs on page 19 of this supplement.
(g) Multi-family square feet represent ground floor retail, whereas multi-family units represent residential units for rent.

HOWARD HUGHES

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Under Construction Properties - Strategic Developments Segment

thousands except Sq. Ft. and units	Location	% Ownership	Estimated Rentable Square Feet	Percent Pre-Leased (a)	Const. Start Date	Est. Stabilized Date (b)	Development Costs Incurred to Date	Total Estimated Development Costs	Est. Stabilized NOI	Est. Stab. Yield
Office										
One Bridgeland Green	Houston, TX	100 %	49,501	80 %	Q2 2024	2028	$ 8,997	$ 35,365	$ 1,780	5 %
Total Office			**49,501**				**$ 8,997**	**$ 35,365**	**$ 1,780**	
Retail										
Ulana Ward Village (c)	Honolulu, HI	100 %	32,100	— %	Q1 2023	2028	$ —	$ —	$ 760	— %
The Park Ward Village (c)	Honolulu, HI	100 %	26,800	— %	Q4 2022	2028	—	—	1,900	— %
Kalae (c)	Honolulu, HI	100 %	2,000	— %	Q2 2024	2030	—	—	140	— %
Grogan's Mill Retail	Houston, TX	100 %	32,200	41 %	Q3 2024	2028	766	8,583	850	10 %
Village Green at Bridgeland Central	Houston, TX	100 %	28,000	73 %	Q1 2024	2028	8,941	22,159	1,930	9 %
Summerlin Grocery Anchored Center	Las Vegas, NV	100 %	67,000	75 %	Q3 2023	2027	27,808	46,372	1,800	4 %
Total Retail			**188,100**				**$ 37,515**	**$ 77,114**	**$ 7,380**	
Other										
Grogan's Mill Library and Community Center (d)	Houston, TX	100 %	53,863	n/a	Q3 2024	n/a	$ 2,110	$ 16,498	n/a	n/a
Total Other			**53,863**				**$ 2,110**	**$ 16,498**	**$ —**	

in thousands except Sq. Ft. and units	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family										
1 Riva Row	Houston, TX	100 %	268	$ 4,015	Q3 2023	2028	$ 52,580	$ 155,997	$ 9,890	6 %
Total Multi-family			**268**				**$ 52,580**	**$ 155,997**	**$ 9,890**	
Total Under Construction							**$ 101,202**	**$ 284,974**	**$ 19,050**	

(a) Represents leases signed as of September 30, 2024.
(b) The estimated stabilization date for all under construction assets is set at 36 months from the expected in-service date.
(c) Condominium retail development costs incurred to date and total estimated development costs are combined with their respective condominium costs on page 20 of this supplement.
(d) The Grogan's Mill Library and Community Center is being developed in connection with a land swap agreement entered into with Montgomery County, Texas. Upon completion of construction, the Company will transfer the Grogan's Mill Library and Community Center to Montgomery County in exchange for land parcels elsewhere in The Woodlands. As such, pre-leasing activity and Est. Stabilized NOI are not applicable to this development project.

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18

Completed Condominiums

As of September 30, 2024	Waiea	Anaha	Ae`o	Ke Kilohana	‘A‘ali‘i	Kō'ula	Total
Key Metrics (*$ in thousands*)							
Location	Ward Village	Ward Village	Ward Village	Ward Village	Ward Village	Ward Village	
Type of building	Luxury	Luxury	Upscale	Workforce	Upscale	Upscale	
Number of units	177	317	465	423	750	565	2,697
Condo Sq. Ft.	378,488	449,205	389,663	294,273	390,097	409,612	2,311,338
Street retail Sq. Ft.	7,716	16,048	70,800	28,386	11,175	36,995	171,120
Stabilized retail NOI	$290	$1,190	$2,170	$970	$550	$1,890	$7,060
Stabilization year	2017	2020	2019	2020	2025	2025	
Development progress (*$ in thousands*)							
Completion date	Q4 2016	Q4 2017	Q4 2018	Q2 2019	Q4 2021	Q3 2022	
Total estimated development cost (a)	$545,515	$403,796	$430,086	$217,318	$390,479	$487,039	$2,474,233
Development costs incurred to date (a)	542,121	403,796	430,086	217,318	385,119	473,977	2,452,417
Estimated remaining to be spent	$3,394	$—	$—	$—	$5,360	$13,062	$21,816
Financial Summary (*$ in thousands*)							
Units closed through Q3 2024	177	317	465	423	750	565	2,697
Total % of units closed or under contract	100%	100%	100%	100%	100%	100%	100%
Total GAAP revenue recognized	$698,228	$515,882	$512,981	$218,552	$536,942	$635,071	$3,117,656

(a) Total estimated development costs and Development costs incurred to date for Waiea include costs for defect remediation. Although the Company agreed to pay for the repair of the defects, it sought to recover the repair costs from the general contractor, other responsible parties, and insurance proceeds. In the third quarter of 2024, a settlement agreement was reached related to the defect remediation costs and these amounts are now shown net of insurance proceeds of approximately $90.0 million and are inclusive of the $22 million final payment of project costs paid to the general contractor as part of the settlement agreement.

HOWARD HUGHES

19

Under Construction Condominiums

As of September 30, 2024	Victoria Place	The Park Ward Village	Ulana Ward Village	Kalae	Total
Key Metrics (*$ in thousands*)					
Location	Ward Village	Ward Village	Ward Village	Ward Village	
Type of building	Luxury	Upscale	Workforce	Luxury	
Number of units	349	545	696	329	1,919
Avg. unit Sq. Ft.	1,164	847	623	1,207	885
Condo Sq. Ft.	406,351	461,360	433,773	397,203	1,698,687
Street retail Sq. Ft. (a)	n/a	26,800	32,100	2,000	60,900
Stabilized retail NOI	n/a	$1,900	$760	$140	$2,800
Stabilization year	n/a	2028	2028	2030	
Development progress (*$ in thousands*)					
Start date	Q1 2021	Q4 2022	Q1 2023	Q2 2024	
Estimated Completion date	Q4 2024	2026	2025	2027	
Total estimated development cost	$543,325	$613,807	$402,914	$623,745	$2,183,791
Development costs incurred to date	470,258	232,517	209,763	74,160	986,698
Estimated remaining to be spent	$73,067	$381,290	$193,151	$549,585	$1,197,093
Financial Summary (*$ in thousands*)					
Units under contract through September 30, 2024	349	525	696	304	1,874
Units remaining to be sold through September 30, 2024	—	20	—	25	45
Total % of units closed or under contract	100%	96.3%	100%	92.4%	97.7%
Units under contract in Q3 2024	—	3	—	1	4
Square footage closed / under contract	406,351	446,028	433,773	375,764	1,661,916
Total % square footage closed / under contract	100%	96.7%	100%	94.6%	97.8%
Total cash received (closings & deposits)	$250,582	$138,029	$37,672	$152,395	$578,678
Total future GAAP revenue under contract	$777,316	$691,158	$372,581	$762,348	$2,603,403
Expected avg. price per Sq. Ft.	$1,850 - $1,900	$1,500 - $1,550	$850 - $900	$2,000 - $2,050	
Deposit Reconciliation (*thousands*)					
Spent towards construction	$152,755	$96,881	$37,258	$—	$286,894
Held for future use (b)	—	39,073	1	152,314	191,388
Held for closings (b)	97,827	2,075	413	81	100,396
Total deposits from sales commitment	$250,582	$138,029	$37,672	$152,395	$578,678

(a) Expected construction cost per retail square foot for all completed, under construction, and predevelopment condos is approximately $1,300.
(b) Total deposits held for future use and held for closings are included in Restricted cash.

HOWARD HUGHES

20

Predevelopment Condominiums

As of September 30, 2024	The Launiu	The Ritz-Carlton Residences	Total
Key Metrics (*$ in thousands*)			
Location	Ward Village	The Woodlands	
Type of building	Luxury	Luxury	
Number of units	485	111	596
Avg. unit Sq. Ft.	950	2,524	1,243
Condo Sq. Ft.	460,735	280,172	740,907
Street retail Sq. Ft. (a)	10,000	5,800	15,800
Estimated Completion date	2028	2027	
Financial Summary (*$ in thousands*)			
Units under contract through September 30, 2024	268	77	345
Units remaining to be sold through September 30, 2024	217	34	251
Total % of units closed or under contract	55.3%	69.4%	57.9%
Units under contract in Q3 2024	20	5	25
Square footage closed / under contract	240,948	199,823	440,771
Total % square footage closed / under contract	52.3%	71.3%	59.5%
Total cash received (closings & deposits)	$87,455	$32,763	$120,218
Total future GAAP revenue under contract	$452,571	$333,535	$786,106
Expected avg. price per Sq. Ft.	$1,850 - $1,900	$1,700 - $1,750	
Deposit Reconciliation (*thousands*)			
Held for future use (b)	$87,280	$—	$87,280
Held for closings (b)	175	32,763	32,938
Total deposits from sales commitment	$87,455	$32,763	$120,218

(a) Expected construction cost per retail square foot for all completed, under construction, and predevelopment condos is approximately $1,300.
(b) Total deposits held for future use and held for closings are included in Restricted cash.

HOWARD HUGHES

21

Summary of Remaining Development Costs

As of September 30, 2024 *thousands*	Location	Total Estimated Development Costs (a)	Development Costs Incurred to Date	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (b)	Estimated Completion Date
10285 Lakefront Medical Office (c)	Columbia, MD	$ 52,694	$ 36,660	$ 16,034	$ —	$ 15,331	$ 703	Completed
Marlow (c)	Columbia, MD	130,490	122,831	7,659	—	7,338	321	Completed
6100 Merriweather (c)	Columbia, MD	130,031	123,544	6,487	—	—	6,487	Completed
Wingspan	Houston, TX	87,048	78,342	8,706	—	6,796	1,910	Completed
Meridian (c)	Las Vegas, NV	55,459	35,632	19,827	—	19,818	9	Completed
1700 Pavilion (c)	Las Vegas, NV	123,015	109,972	13,043	—	7,649	5,394	Completed
Total Operating Assets		578,737	506,981	71,756	—	56,932	14,824	
'A'ali'i	Honolulu, HI	390,479	385,119	5,360	—	—	5,360	Completed
Kalae	Honolulu, HI	623,745	74,160	549,585	150,153	365,481	33,951	2027
Kōʻula	Honolulu, HI	487,039	473,977	13,062	—	—	13,062	Completed
The Park Ward Village (d)	Honolulu, HI	613,807	232,517	381,290	40,021	350,758	(9,489)	2026
Ulana Ward Village	Honolulu, HI	402,914	209,763	193,151	—	133,435	59,716	2025
Victoria Place	Honolulu, HI	543,325	470,258	73,067	—	19,112	53,955	Q4 2024
Grogan's Mill Library and Community Center	Houston, TX	16,498	2,110	14,388	—	—	14,388	2025
Grogan's Mill Retail	Houston, TX	8,583	766	7,817	—	—	7,817	2025
One Bridgeland Green	Houston, TX	35,365	8,997	26,368	—	—	26,368	2025
1 Riva Row	Houston, TX	155,997	52,580	103,417	—	81,227	22,190	2025
Village Green at Bridgeland Central (d)	Houston, TX	22,159	8,941	13,218	—	13,708	(490)	Q4 2024
Summerlin Grocery Anchored Center	Las Vegas, NV	46,372	27,808	18,564	—	18,000	564	Q4 2024
Total Strategic Developments		3,346,283	1,946,996	1,399,287	190,174	981,721	227,392	
Total		$ 3,925,020	$ 2,453,977	$ 1,471,043	$ 190,174	$1,038,653	$ 242,216	

See page 4 for definition of Remaining Development Costs.

(a) Total Estimated Development Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs, retail costs, and certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Development Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.

(b) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances, and as necessary, the postponement of certain projects.

(c) Remaining cost is related to lease-up and tenant build-out.

(d) Negative balance relates to costs paid by HHH, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.

HOWARD HUGHES

22

Portfolio Key Metrics

As of September 30, 2024	MPC Regions							Non-MPC Regions		
	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Teravalis	Floreo (a)	Total	Columbia	Hawai'i	Total
	Houston, TX	Houston, TX	Houston, TX	Las Vegas, NV	Phoenix, AZ	Phoenix, AZ	MPC Regions	Columbia, MD	Honolulu, HI	Non-MPC
Stabilized Properties										
Office Sq.Ft.	3,969,487	—	—	535,965	—	—	4,505,452	1,753,291	—	1,753,291
Retail Sq. Ft. (b)	318,503	—	67,947	803,170	—	—	1,189,620	198,903	809,221	1,008,124
Multi-family units	2,298	—	670	391	—	—	3,359	1,199	—	1,199
Other Sq. Ft.	135,801	—	—	—	—	—	135,801	—	—	—
Unstabilized Properties										
Office Sq.Ft.	141,763	—	—	413,500	—	—	555,263	85,380	—	85,380
Retail Sq.Ft.	—	—	—	—	—	—	—	32,607	48,170	80,777
Multi-family units	—	—	263	294	—	—	557	472	—	472
Under Construction Properties										
Office Sq.Ft.	—	—	49,501	—	—	—	49,501	—	—	—
Retail Sq.Ft.	32,200	—	28,000	67,000	—	—	127,200	—	60,900	60,900
Other Sq. Ft.	53,863	—	—	—	—	—	53,863	—	—	—
Multi-family units	268	—	—	—	—	—	268	—	—	—
Condominiums										
Number of units	111	—	—	—	—	—	111	—	5,101	5,101
Units remaining to be sold through September 30, 2024	34	—	—	—	—	—	34	—	262	262
MPC										
Total gross acreage	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	101,445 ac	16,450 ac	n/a	n/a
Current Residents	123,000	2,700	23,000	127,000	—	—	275,700	n/a	n/a	n/a
Residential Land										
Remaining saleable acres	35 ac	658 ac	1,535 ac	2,246 ac	15,804 ac	779 ac	21,057 ac	n/a	n/a	n/a
Estimated price per acre (c)	$1,923	$346	$501	$1,309	$751	$779		n/a	n/a	
Commercial Land										
Total acreage remaining	716 ac	167 ac	1,047 ac	551 ac	10,531 ac	457 ac	13,469 ac	96 ac	n/a	96 ac
Estimated price per acre (c)	$950	$532	$752	$1,176	$206	$151		n/a	n/a	

Portfolio Key Metrics include 100% of square footage, units, and acreage associated with joint venture projects. Retail space in multi-family assets shown as retail square feet.

(a) This represents 100% of Floreo gross and remaining saleable acreage and 100% of the estimated price per acre expected to be achieved. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method.

(b) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 39,700 Sq. Ft. of additional office space above our retail space.

(c) Residential and commercial pricing represents the Company's estimate of price per acre (in thousands) per its 2024 land models.

HOWARD HUGHES

23

HOWARD HUGHES 24 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Total Floreo (a) thousands Q3 2024 Q3 2023 Q3 2024 Q3 2023 Q3 2024 Q3 2023 Q3 2024 Q3 2023 Q3 2024 Q3 2023 Q3 2024 Q3 2023 Q3 2024 Q3 2023 Revenues: Residential land sale revenues $ — $ 3,850 $ 7,130 $ 2,289 $ 26,941 $ 21,733 $ 162,781 $ 41,430 $ — $ — $ 196,852 $ 69,302 $ 13,113 $ — Commercial land sale revenues 16 — 1 10 1,370 6,066 — — — — 1,387 6,076 — — Builder price participation 155 — 526 703 1,519 2,083 7,392 13,061 — — 9,592 15,847 — — Other land sale revenues 1,386 93 — 12 90 61 3,300 4,408 — — 4,776 4,574 — — Total revenues 1,557 3,943 7,657 3,014 29,920 29,943 173,473 58,899 — — 212,607 95,799 13,113 — Expenses: Cost of sales - residential land — (1,929) (2,702) (1,096) (11,100) (7,063) (58,402) (16,313) — — (72,204) (26,401) (9,350) — Cost of sales - commercial land (4) — — (4) (374) (1,859) — — — — (378) (1,863) — — Real estate taxes (1,110) (1,421) (29) (12) (807) (2,349) (585) (476) (4) (4) (2,535) (4,262) (39) (32) Land sales operations (1,681) (1,538) (1,150) (817) (2,079) (1,853) (4,279) (4,250) (226) (255) (9,415) (8,713) (1,581) (810) Total operating expenses (2,795) (4,888) (3,881) (1,929) (14,360) (13,124) (63,266) (21,039) (230) (259) (84,532) (41,239) (10,970) (842) Depreciation and amortization (30) (30) (2) (2) (33) (30) (34) (31) (10) (10) (109) (103) (32) (30) Interest income (expense), net 243 230 1,023 661 4,167 5,746 10,992 9,394 — — 16,425 16,031 (296) (167) Equity in earnings (losses) from unconsolidated ventures (b) — — — — — — (546) 14,829 907 (519) 361 14,310 — — MPC Segment EBT $ (1,025) $ (745) $ 4,797 $ 1,744 $ 19,694 $ 22,535 $ 120,619 $ 62,052 $ 667 $ (788) $ 144,752 $ 84,798 $ 1,815 $ (1,039) (a) This represents 100% of Floreo EBT. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (b) Equity in earnings (losses) from unconsolidated ventures reflects our share of earnings for The Summit in Summerlin and for Floreo in Teravalis. MPC Performance

MPC Land

thousands, except acres	Consolidated MPC Segment											
	The Woodlands		The Woodlands Hills		Bridgeland		Summerlin		Teravalis		Floreo (a)	
	Q3 2024	Q3 2023	Q3 2024	Q3 2023	Q3 2024	Q3 2023	Q3 2024	Q3 2023	Q3 2024	Q3 2023	Q3 2024	Q3 2023
Key Performance Metrics:												
Residential												
Total acres closed in current period	— ac	1.5 ac	15.3 ac	5.2 ac	46.2 ac	38.4 ac	129.2 ac	39.2 ac	— ac	— ac	17.6 ac	— ac
Price per acre achieved	$—	$2,567	$466	$440	$583	$566	$1,261	$1,253	$—	$—	$762	$—
Avg. gross margins	—%	49.9%	62.1%	52.1%	58.8%	67.5%	63.7%	60.6%	—%	—%	28.7%	—%
Commercial												
Total acres closed in current period	— ac	— ac	— ac	— ac	— ac	12.5 ac	— ac	— ac	— ac	— ac	— ac	— ac
Price per acre achieved	$—	$—	$—	$—	$—	$262	$—	$—	$—	$—	$—	$—
Avg. gross margins	— %	— %	—%	— %	— %	69.4%	— %	—%	—%	—%	—%	—%
Avg. combined before-tax net margins	— %	49.9%	62.1%	52.1%	58.8 %	67.9%	63.7%	60.6%	—%	—%	28.7%	—%
Key Valuation Metrics:												
Remaining saleable acres (b)												
Residential	35 ac		658 ac		1,535 ac		2,246 ac		15,804 ac		779 ac	
Commercial	716 ac		167 ac		1,047 ac		551 ac		10,531 ac		457 ac	
Projected est. % superpads / lot size	—%	/ — ac	—%	/ — ac	—%	/ — ac	66%	/ 0.25 ac	—%	/ — ac	—%	/ — ac
Projected est. % single-family detached lots / lot size	79%	/ 0.16 ac	80%	/ 0.21 ac	90%	/ 0.19 ac	—%	/ — ac	81%	/ 0.22 ac	100%	/ 0.17 ac
Projected est. % single-family attached lots / lot size	21%	/ 0.14 ac	20%	/ 0.12 ac	8%	/ 0.08 ac	—%	/ — ac	19%	/ 0.11 ac	—%	/ — ac
Projected est. % custom homes / lot size	—%	/ — ac	—%	/ — ac	2%	/ 0.62 ac	34%	/ 1 ac	—%	/ — ac	—%	/ — ac
Estimated builder sale velocity (c)	NM		21		83		86		NM		NM	
Projected GAAP gross margin (d)	76.0%	75.8%	62.1%	52.1%	58.8%	67.5%	64.1%	61.4%	38.0%	40.7%	28.7%	34.8%
Projected cash gross margin (d)	96.7%		88.9%		78.2%		80.4%		39.3%		52.6%	
Residential sellout / Commercial buildout date estimate												
Residential	2026		2032		2035		2043		2086		2032	
Commercial	2034		2033		2046		2039		2086		2035	

(a) This represents 100% of Floreo metrics. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method.
(b) Saleable acres can fluctuate from period to period as a result of a master planning process.
(c) Represents the average monthly builder homes sold over the last twelve months ended September 30, 2024.
(d) Projected GAAP gross margin is based on expected GAAP MPC land sales revenues and MPC cost of sales. This measure includes all future projected revenues less all remaining historical development costs incurred to date and remaining future projected cash development costs. Projected cash gross margin represents the net cash margin expected to be received in the future and includes all future projected revenues less all remaining future projected cash development costs. The projected cash gross margin does not include remaining historical development costs incurred to date. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold.

NM Not meaningful.

HOWARD HUGHES
25

HOWARD HUGHES 26 Master Planned Community Land GAV in $ millions, unless otherwise specified. Price per acre in $ thousands. (a) Land sales revenue excludes deferred revenue and SID bond revenue. (b) Excludes value of Teravalis for comparative purposes. (c) Price per acre is a trailing 12 months calculation as of September 30, 2024. MPC Land Appreciation MPC Gross Asset Value $1,695 $922 $708 $328 3,802 Total Acres Sold $642k Weighted Avg. Price Per Acre $2.4B Total Land Sales Revenue (a) X = $584 $1,302 2017 Q3 2024 $377 $582 2017 Q3 2024 $313 $445 2017 Q3 2024 +123% +54% +42% $2,284 $847 $592 $177 2017 Gross Asset Value Since 2017 Q3 2024 Gross Asset Value (b) Residential Price Per Acre (c) Summerlin Bridgeland The Woodlands Hills $3.9B$3.7B

HOWARD HUGHES 27 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2024 $ 2,645 0.97% $ 43.97 $ 757 0.65% $ 67.15 2025 12,010 4.38% 41.75 17,412 14.95% 49.32 2026 11,217 4.09% 41.70 10,994 9.44% 41.70 2027 31,656 11.54% 41.07 7,027 6.04% 41.91 2028 17,665 6.44% 45.42 8,927 7.67% 54.08 2029 31,543 11.50% 47.90 10,942 9.40% 56.60 2030 29,682 10.82% 46.86 8,967 7.70% 57.03 2031 18,162 6.62% 52.30 4,897 4.21% 55.97 2032 55,912 20.38% 51.66 5,218 4.48% 55.56 2033 15,032 5.48% 41.20 15,549 13.35% 66.34 Thereafter 48,887 17.78% 52.26 25,802 22.11% 43.85 Total $ 274,411 100% $ 116,492 100% (a) Excludes leases with an initial term of 12 months or less. Office and Retail Lease Expirations Total Office and Retail Portfolio as of September 30, 2024 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032 Retail 2032 Office 2033 Retail 2033 Office 2034+ Retail 2034+ 0% 6% 12% 18% 24% 30% Lease Expirations

Debt Summary

thousands	September 30, 2024	December 31, 2023
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2028	$ 750,000	$ 750,000
Unsecured 4.125% Senior Notes due 2029	650,000	650,000
Unsecured 4.375% Senior Notes due 2031	650,000	650,000
Secured mortgages payable	1,576,763	1,442,505
Special Improvement District bonds	54,141	65,627
Variable-rate debt		
Secured mortgages payable, excluding condominium financing	795,503	854,084
Condominium financing	578,712	307,404
Secured Bridgeland Notes due 2026	283,000	475,000
Mortgages, notes and loans payable	5,338,119	5,194,620
Deferred financing costs	(39,359)	(47,628)
Mortgages, notes, and loans payable, net	$ 5,298,760	$ 5,146,992

	Net Debt on a Segment Basis as of September 30, 2024 (a)					
thousands	Operating Assets	Master Planned Communities	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes, and loans payable, net	**$ 2,340,949**	**$ 333,410**	**$ 591,675**	**$ 3,266,034**	**$ 2,032,726**	**$ 5,298,760**
Mortgages, notes, and loans payable of unconsolidated ventures (b)	90,575	71,835	—	162,410	—	162,410
Less:						
Cash and cash equivalents	(13,155)	(98,744)	(13,527)	(125,426)	(275,302)	(400,728)
Cash and cash equivalents of unconsolidated ventures (b)	(1,881)	(17,184)	(6,806)	(25,871)	—	(25,871)
Special Improvement District receivables	—	(61,291)	—	(61,291)	—	(61,291)
Municipal Utility District receivables, net	—	(458,775)	(3,210)	(461,985)	—	(461,985)
TIF receivable	—	—	(1,561)	(1,561)	—	(1,561)
Net Debt	**$ 2,416,488**	**$ (230,749)**	**$ 566,571**	**$ 2,752,310**	**$ 1,757,424**	**$ 4,509,734**

	Consolidated Debt Maturities and Contractual Obligations as of September 30, 2024						
thousands	Remaining in 2024	2025	2026	2027	2028	Thereafter	Total
Mortgages, notes, and loans payable (c)	$ 307,709	$ 461,222	$ 773,232	$ 361,435	$ 834,680	$ 2,599,841	$ 5,338,119
Interest payments (d)	75,537	252,648	206,679	168,873	139,200	259,411	1,102,348
Ground lease commitments	—	300	300	300	300	6,200	7,400
Total	**$ 383,246**	**$ 714,170**	**$ 980,211**	**$ 530,608**	**$ 974,180**	**$ 2,865,452**	**$ 6,447,867**

(a) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure, and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.

(b) Each segment includes our share of the Mortgages, notes, and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in unconsolidated ventures.

(c) We expect $304.3 million due in 2024 to be repaid with condo closings.

(d) Interest is based on the borrowings that are presently outstanding and current floating interest rates without the effects of interest rate derivatives.

HOWARD HUGHES

28

Debt Summary (cont.)

thousands	Q3 2024 Principal		Range of Interest Rates (a)		Weighted-average Interest Rate (a)	Weighted-average Years to Maturity (b)
Operating Assets						
Office	$	1,221,051	3.43 %	9.15 %	5.65 %	4.7
Retail		259,324	3.50 %	8.17 %	5.99 %	4.2
Multi-family		852,128	3.13 %	8.40 %	5.09 %	4.7
Other		24,498	3.65 %	8.05 %	5.59 %	5.4
Total Operating Assets	$	2,357,001	3.13 %	9.15 %	5.49 %	4.7
Master Planned Communities (c)	$	283,000	7.43 %	7.43 %	7.43 %	1.9
Strategic Developments						
Condominiums	$	578,712	7.50 %	10.20 %	9.36 %	0.9
Multi-family		12,073	7.39 %	7.39 %	7.39 %	5.9
Retail		3,192	8.11 %	8.42 %	8.42 %	2.2
Total Strategic Developments	$	593,977	7.39 %	10.20 %	9.31 %	1.0
Bonds						
Corporate Bonds	$	2,050,000	4.13 %	5.38 %	4.66 %	4.8
SID Bonds		54,141	4.13 %	7.00 %	4.91 %	24.8
Total Bonds	$	2,104,141	4.13 %	7.00 %	4.67 %	5.3
Total (d)	$	5,338,119	3.13 %	10.20 %	5.69 %	4.4

(a) Includes the impact of interest rate derivatives.
(b) Does not include extension options, some of which have performance requirements.
(c) Represents Secured Bridgeland Notes. In the fourth quarter of 2024, the borrowing capacity of this obligation was expanded to $600.0 million and the maturity was extended to 2029.
(d) Excludes the Company's share of debt related to its unconsolidated ventures, which totaled $162.4 million as of September 30, 2024.

HOWARD HUGHES

29

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI

thousands	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	YTD Q3 2024	YTD Q3 2023
Total revenues	$ 114,019	$ 110,760	$ 107,000	$ 99,312	$ 106,178	$ 331,779	$ 310,942
Total operating expenses	(48,987)	(47,610)	(46,154)	(45,379)	(47,960)	(142,751)	(134,486)
Segment operating income (loss)	65,032	63,150	60,846	53,933	58,218	189,028	176,456
Depreciation and amortization	(42,252)	(41,811)	(41,840)	(44,684)	(40,647)	(125,903)	(116,454)
Interest income (expense), net	(36,661)	(34,165)	(32,942)	(35,778)	(31,337)	(103,768)	(89,419)
Other income (loss), net	(54)	542	408	14	(186)	896	2,078
Equity in earnings (losses) from unconsolidated ventures	(2,109)	336	5,817	(2,343)	1,363	4,044	5,311
Gain (loss) on sale or disposal of real estate and other assets, net	3,165	—	4,794	3,162	16,050	7,959	20,764
Gain (loss) on extinguishment of debt	—	(198)	—	(97)	—	(198)	—
Operating Assets segment EBT	**(12,879)**	**(12,146)**	**(2,917)**	**(25,793)**	**3,461**	**(27,942)**	**(1,264)**
Add back:							
Depreciation and amortization	42,252	41,811	41,840	44,684	40,647	125,903	116,454
Interest (income) expense, net	36,661	34,165	32,942	35,778	31,337	103,768	89,419
Equity in (earnings) losses from unconsolidated ventures	2,109	(336)	(5,817)	2,343	(1,363)	(4,044)	(5,311)
(Gain) loss on sale or disposal of real estate and other assets, net	(3,165)	—	(4,794)	(3,162)	(16,050)	(7,959)	(20,764)
(Gain) loss on extinguishment of debt	—	198	—	97	—	198	—
Impact of straight-line rent	(2,182)	24	(847)	408	(470)	(3,005)	(2,664)
Other	52	(373)	(54)	(4)	279	(375)	341
Operating Assets NOI	**62,848**	**63,343**	**60,353**	**54,351**	**57,841**	**186,544**	**176,211**
Company's share of NOI from equity investments	1,954	2,088	1,980	1,837	2,121	6,022	5,908
Distributions from Summerlin Hospital investment	—	—	3,242	—	—	3,242	3,033
Company's share of NOI from unconsolidated ventures	1,954	2,088	5,222	1,837	2,121	9,264	8,941
Total Operating Assets NOI	**$ 64,802**	**$ 65,431**	**$ 65,575**	**$ 56,188**	**$ 59,962**	**$ 195,808**	**$ 185,152**

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Reconciliation of Non-GAAP Measures

RECONCILIATIONS OF NET INCOME FROM CONTINUING OPERATIONS TO FFO, Core FFO, and AFFO

thousands except share amounts	Q3 2024	Q3 2023	YTD Q3 2024	YTD Q3 2023
Net income (loss) from continuing operations	**$ 96,528**	**$ 32,064**	**$ 122,895**	**$ 30,576**
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	43,321	41,712	132,487	119,618
(Gain) loss on sale or disposal of real estate and other assets, net	(3,165)	(16,286)	(7,959)	(21,000)
Loss on sale of MUD receivables	51,525	—	51,525	—
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	636	3,936	1,851	5,083
Loss on sale of MUD receivables	(11,921)	—	(11,921)	—
Company's share of the above reconciling items from unconsolidated joint ventures	778	932	2,334	3,647
FFO	**$ 177,702**	**$ 62,358**	**$ 291,212**	**$ 137,924**
Adjustments to arrive at Core FFO:				
(Gain) loss on extinguishment of debt	—	—	198	—
Severance expenses	1,727	1,006	6,267	3,032
Non-real estate related depreciation and amortization	767	974	2,346	2,599
Straight-line amortization	(2,199)	(473)	(3,025)	(2,668)
Deferred income tax expense (benefit)	15,217	3,730	15,217	1,004
Non-cash fair value adjustments related to hedging instruments	(1,194)	(5,602)	(3,597)	(11,819)
Share-based compensation	3,791	1,361	9,128	9,229
Other non-recurring expenses	3,582	2,195	11,268	8,834
Company's share of the above reconciling items from unconsolidated joint ventures	24	18	56	87
Core FFO	**$ 199,417**	**$ 65,567**	**$ 329,070**	**$ 148,222**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	(7,419)	(2,981)	(10,644)	(14,225)
Leasing commissions	(4,186)	(1,888)	(7,412)	(5,318)
AFFO	**$ 187,812**	**$ 60,698**	**$ 311,014**	**$ 128,679**
FFO per diluted share value	**$ 3.57**	**$ 1.26**	**$ 5.86**	**$ 2.78**
Core FFO per diluted share value	**$ 4.01**	**$ 1.32**	**$ 6.62**	**$ 2.99**
AFFO per diluted share value	**$ 3.77**	**$ 1.22**	**$ 6.26**	**$ 2.59**

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